Exhibit 99.1

Now publicly traded, self-driving company Aurora expands finance team

Richard Tame appointed as Aurora’s Chief Financial Officer

The self-driving company Aurora, which recently went public and is now listed on the NASDAQ under the ticker $AUR, is expanding its finance team, strengthening its ability to deliver its self-driving technology at commercial scale. Today, the company is announcing the appointment of Richard Tame as the company’s Chief Financial Officer (CFO). Tame, who most recently served as Aurora’s VP of Finance, brings more than two decades of experience in public accounting and leading finance teams at high-growth companies including Lyft, Facebook, Microsoft, and Amazon.

“Over the last year, Richard’s leadership and financial expertise has helped shepherd the company through several acquisitions, expansion, and our path to being a public company. Naming Richard as CFO recognizes the incredibly important role he and his team have played in our growth and will continue to play as we commercialize our products,” said Aurora CEO Chris Urmson.

Following its successful public listing, Aurora expects to grow its team and operations in order to deliver commercially viable self-driving trucks and an autonomous ride-hailing product. In addition to Tame’s appointment as CFO, Aurora has hired several key finance leaders who will help lead Aurora as a public company and deliver on its product.

Stacy Feit, VP of Investor Relations, leads Aurora’s investor relations program, establishing strategic priorities and engaging with the investment community. She brings over 20 years of investor relations and capital markets experience to Aurora. Most recently, she served as Vice President of Investor Relations at The Cheesecake Factory Incorporated, following nearly a decade at a leading investor relations consulting firm.

Helen Chue, Senior Director of Business Risk and Insurance, leads Aurora’s risk management and insurance strategy. She was most recently at Facebook where she created the risk management and insurance function, addressing data center construction supply chain risks.

Katherine Jong, Senior Director, Financial Planning and Analysis (FP&A), brings 15 years of global finance experience building and scaling FP&A functions, advising business strategy, and partnering with executive leaders through high growth and large-scale transformation. Most recently, she was at Lyft where she led the FP&A team that supported Technology, Autonomous, and New Ventures.

In addition to expanding its finance team, Aurora most recently announced bringing on a group of Pixar veterans to accelerate the company’s simulation work.

About Aurora

Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly. Founded in 2017 by experts in the self-driving industry, Aurora is revolutionizing transportation – making it safer, increasingly accessible, and more reliable and efficient than ever before. Its flagship product, the Aurora Driver, is a platform that brings together software, hardware, and data services, to autonomously operate passenger vehicles, light commercial vehicles, and heavy-duty trucks. Aurora is partnered with industry leaders across the transportation ecosystem including Toyota, Uber, Volvo, FedEx, and PACCAR. Aurora tests its vehicles in the Bay Area, Pittsburgh, and Texas and has offices in those areas as well as in Bozeman, MT; Seattle, WA; Louisville, CO; and Wixom, MI. To learn more, visit www.aurora.tech.

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This Press Release contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of the Company’s definitive Registration Statement on Form S-1 filed with the SEC on November 12, 2021 and other documents filed by the Company from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.